UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2025

LUCID DIAGNOSTICS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40901	82-5488042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 813-1828

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LUCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Other Events.

On March 4, 2025, Lucid Diagnostics Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Canaccord Genuity LLC (the “Placement Agent”). Under the Placement Agency Agreement, the Placement Agent agreed to act as the placement agent, on a commercially reasonable “best efforts” basis, for a proposed offering by the Company of shares of its common stock (the “Offering”). As compensation for such services, the Company agreed to pay the Placement Agent a fee of 7.0% of the aggregate gross proceeds from the sale of such shares to purchasers introduced to the Company by the Placement Agent, and to reimburse the Placement Agent for certain expenses incurred in connection with this offering, including its reasonable fees and expenses of legal counsel up to $50,000. In addition, the Company has agreed to pay a financial advisor of the Company a fee of $300,000. The Placement Agency Agreement is subject to customary closing conditions and contains customary representations, warranties and covenants of the Company. In addition, the Company agreed to indemnify the Placement Agent against certain liabilities, including for certain liabilities under the Securities Act of 1933, as amended.

On the same date, in connection with the Offering, the Company entered into subscription agreements (the “Subscription Agreements”) with the purchasers in the Offering (the “Investors”). Under the Subscription Agreements, the Investors agreed to purchase, and the Company agreed to sell, an aggregate of 13,939,331 shares (the “Shares”) of the Company’s common stock, at a purchase price of $1.10 per Share, for aggregate gross proceeds of approximately $15.3 million. Of such amount, 5,175,685 Shares were sold to Investors that were introduced to the Company by the Placement Agent. The Subscription Agreements contain customary representations, warranties and covenants of the Company and the Investors.

The Company estimates that the net proceeds of the Offering, after deducting the Placement Agent’s fees and the estimated expenses of the Offering, will be approximately $14.5 million. The Offering is expected to close on or about March 5, 2025, subject to the customary closing conditions contained in the Placement Agency Agreement.

The Offering was made pursuant to the Company’s existing shelf registration statement on Form S-3 (Registration No. 333-268560), which was filed with the Securities and Exchange Commission (“SEC”) on November 25, 2022 and declared effective by the SEC on December 6, 2022, and will be described in more detail in the prospectus supplement relating to the Offering to be filed with the SEC.

The Placement Agency Agreement and a form of the Subscription Agreement are attached hereto as Exhibits 1.1 and 10.1, respectively, and are incorporated herein by reference. A copy of the opinion of Graubard Miller relating to the legality of the issuance and sale of the securities in the Offering is attached hereto as Exhibit 5.1. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits, which are incorporated herein by reference.

The Placement Agency Agreement and the form of Subscription Agreement have been included to provide investors and security holders with information regarding their terms. The agreements are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Placement Agency Agreement and the Subscription Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

Item 7.01.	Regulation FD Disclosure.

On March 4, 2025, the Company issued a press release announcing the Offering and the execution of the Subscription Agreements. The press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01, including the exhibits related thereto, shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1	Placement Agency Agreement.
5.1	Opinion of Graubard Miller.
10.1	Form of Subscription Agreement.
23.1	Consent of Graubard Miller (including as part of Exhibit 5.1).
99.1	Press release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2025	LUCID DIAGNOSTICS INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
Chief Financial Officer

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